EXHIBIT 14.2

[GRAPHIC OMITTED]           BDO MCCABE LO & COMPANY           [GRAPHIC OMITTED]
                            Certified Public Accountants
                            8th Floor, Wing On Centre
                            111 Connaught Road Central
                            Hong Kong
                            Telephone: (852) 2541-5041
                            Facsimile: (852) 2815-2239



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Registration Statement of SuperCom Limited on Form 20-F of our report dated February 10, 2004 relating to the consolidated financial statements of SuperCom Asia Pacific Limited for the year ended December 31, 2003 that is contained in that Registration Statement.

We also consent to the reference to us under the caption `Statement by Experts' in the Registration Statement.



BDO MCCABE LO & COMPANY
Hong Kong


September 13, 2004